UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2020

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On October 12, 2020, Allscripts Healthcare, LLC, a North Carolina limited liability company (“Allscripts Healthcare”) and subsidiary of Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), Carbonite Buyer, Inc., a Delaware corporation (“Buyer”), and, solely for purposes of Section 9.13(f) thereof, WellSky Corporation, a Delaware corporation, entered into a Purchase Agreement (the “CarePort Purchase Agreement”), pursuant to which Buyer has agreed to acquire (the “Acquisition”) substantially all of the assets of Allscripts Healthcare’s business commonly referred to as its CarePort Health business (“CarePort Business”), and to assume certain liabilities in connection therewith, for $1.35 billion in cash (the “Purchase Price”), subject to certain adjustments and upon the terms and conditions as set forth in the CarePort Purchase Agreement.

Completion of the Acquisition is subject to various conditions, including, among others, (i) no order or other legal restraint or prohibition being in effect that would prohibit or prevent the transactions from being consummated; (ii) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act having expired or otherwise having been terminated; and (ii) subject to specified materiality standards, the accuracy of certain representations and warranties of the parties. Each party’s obligation to consummate the Acquisition is also subject to certain additional conditions, including performance in all material respects by the other party of its obligations under the CarePort Purchase Agreement. The CarePort Purchase Agreement contains certain customary termination rights for both Buyer and Allscripts Healthcare, including if the closing of the Acquisition has not occurred by December 31, 2020. The CarePort Purchase Agreement contains customary representations and warranties of Allscripts Healthcare and Buyer as set forth therein, and Allscripts Healthcare and Buyer also agreed to customary covenants, including covenants requiring Allscripts Healthcare to conduct the CarePort Business in the ordinary course prior to the completion of the Acquisition.

The foregoing description of the CarePort Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the CarePort Purchase Agreement, which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

On October 15, 2020, the Company, Allscripts Healthcare and Allscripts Software, LLC, a Delaware limited liability company and subsidiary of the Company (together with Allscripts Healthcare, the “EPSi Sellers”) completed the previously-announced divestiture of the EPSi Sellers’ business providing budgeting, long-range planning, cost accounting and financial decision support solutions, software and services for healthcare organizations, commonly referred to as “EPSi” (including the RealCost Platform) (the “EPSi Business”) to Strata Decision Technology LLC, an Illinois limited liability company (“Strata”), pursuant to an Asset Purchase Agreement, dated July 30, 2020, for a purchase price of $365,000,000 (the “EPSi Divestiture”).  The EPSi Divestiture was structured as the sale of assets primarily related to the EPSi Business (and the transfer of certain liabilities in connection therewith) by the EPSi Sellers to Strata.

The EPSi Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 3, 2020 and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On October 15, 2020, the Company issued a press release announcing the completion of the EPSi Divestiture. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1

Purchase Agreement, dated as of October 12, 2020, by and among Allscripts Healthcare, LLC, a North Carolina limited liability company, Carbonite Buyer, Inc., a Delaware corporation, and, solely for purposes of Section 9.13(f) thereof, WellSky Corporation, a Delaware corporation

99.1	Press release issued by Allscripts Healthcare Solutions, Inc. on October 15, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: October 15, 2020	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President and Corporate Secretary